Exhibit 99.2

Immediate	Karen Widmayer: Media Contact
(202) 729-1789
karen.widmayer@carramerica.com
Stephen Walsh: Analyst Contact
(202) 729-1764
stephen.walsh@carramerica.com

CARRAMERICA ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS

Washington D.C. – May 1, 2006 – CarrAmerica Realty Corporation (NYSE:CRE) today reported first quarter 2006 diluted earnings per share of $0.23 on net income of $17.5 million, compared to diluted earnings per share of $1.54 on net income of $95.0 million for the first quarter of 2005. First quarter 2005 net income included gains from the disposition of real estate of $88.1 million ($1.46 per diluted share) compared to gains from the disposition of properties in the first quarter of 2006 of $17.6 million ($0.30 per diluted share).

For the first quarter of 2006, diluted funds from operations available to common shareholders (Diluted FFO) were $35.9 million or $0.61 per share compared to $41.4 million or $0.69 per share for the first quarter of 2005. The gains associated with the disposition of real estate had no impact on reported Diluted FFO or Diluted FFO per share.

Included in our operating results for the first quarter of 2006 are $1.7 million of transaction costs for the merger transaction described below.

Proposed Merger with an Affiliate of The Blackstone Group

On March 5, 2006, CarrAmerica, along with its subsidiaries, CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Carr Realty Holdings, L.P., a Delaware limited partnership (“CRH”), and CarrAmerica Realty, L.P., a Delaware limited partnership (“CAR”), entered into an Agreement and Plan of Merger with certain affiliates of The Blackstone Group (“Blackstone”) pursuant to which two of the affiliates of Blackstone will merge with and into CRH and CAR, respectively, and CarrAmerica will merge with and into another affiliate of Blackstone. In the CarrAmerica merger, holders of CarrAmerica’s common stock (other than CarrAmerica, its subsidiaries and the Blackstone affiliate with

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CarrAmerica Release of May 1, 2006

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which CarrAmerica would merge) will receive $44.75 in cash, without interest, for each share of common stock issued and outstanding immediately prior to the effective time of the merger, and holders of CarrAmerica’s 7.5% Series E cumulative redeemable preferred stock will receive one share of 7.5% Series E cumulative redeemable preferred stock of the surviving corporation of the CarrAmerica merger on substantially the same terms as CarrAmerica’s existing Series E preferred stock, for each share of Series E preferred stock issued and outstanding immediately prior to the effective time of the merger. As promptly as practicable following the merger effective time, the surviving corporation will be liquidated into Nantucket Parent LLC, a Blackstone affiliate. In the liquidation, shares of the surviving corporation’s Series E preferred stock will be canceled and the holders thereof will receive a cash distribution from the surviving corporation of $25.00 per share plus any accrued and unpaid dividends.

In addition, in connection with the mergers of CRH and CAR, limited partners of those partnerships will receive $44.75 in cash, without interest, for each unit of partnership interest that they own in CRH or CAR, or in lieu of such cash consideration, limited partners that satisfy certain criteria may elect to receive newly issued 6% Class A preferred units in the applicable surviving partnership on a one-for-one basis.

The consummation of the mergers is subject to customary closing conditions including, among other things, the approval of the CarrAmerica merger by the affirmative vote of holders of at least two-thirds of CarrAmerica’s outstanding common stock. The closing of the mergers is not subject to a financing condition.

Portfolio Report

Occupancy for consolidated stabilized properties was 90.5% at March 31, 2006, up from 89.4% at December 31, 2005 and up from 88.6% at March 31, 2005. Same store property operating income for the first quarter of 2006 decreased 2.7% on a GAAP basis over the same period in 2005 due primarily to higher property operating expenses. The average occupancy rate for same store properties was 89.8% in the first quarter, compared to 87.7% for the first quarter 2005.

For the first quarter, rental rates decreased 5.0% on average on the leases executed during the quarter compared to expiring leases. The Company leased 648,000 square feet of office space in the first quarter of 2006.

Acquisitions

In the first quarter of 2006, CarrAmerica acquired 7000 West Lantana, comprised of two office buildings totaling 133,817 square feet in Austin, Texas, for $22.3 million. The property is 100% leased and is expected to provide a year one GAAP yield of 8.8%.

Also in the first quarter, CarrAmerica closed on the acquisition of the Casey Family Building, a 77,759-square-foot office building, and adjacent land parcels expected to support the additional development of approximately 600,000 square feet of office and retail space in Seattle, Washington, for $52.0 million.

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CarrAmerica Release of May 1, 2006

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The Casey Family building, which was acquired for $22.0 million, is 100% leased, and is expected to provide a year one GAAP and stabilized GAAP return of approximately 7.6%. The development of the adjacent land parcels is expected to occur over a three to five year period, and to provide a stabilized GAAP return approximately 100-200 basis points higher than that of the Casey Family Building.

Also in the first quarter, CarrAmerica closed on the acquisition of 3553 North First Street in San Jose, California, an 85,585-square-foot office building, for $10.3 million. The property is expected to provide a year one GAAP return of approximately 2.2%, and a stabilized GAAP return of approximately 9.3%. These expected returns reflect a four-month leaseback to NetIQ and CarrAmerica’s estimates as to the leasing of the building thereafter.

In early April, a joint venture in which CarrAmerica is a 20% partner acquired Sherry Lane Place, a 286,426 square foot, 20-story, Class A office tower in the Preston Center submarket of Dallas, Texas for $62.5 million. CarrAmerica expects to receive a year one unleveraged GAAP return on its investment of 7.1%.

Dispositions

In the first quarter of 2006, CarrAmerica sold a 258,058 square foot building in Reston, Virginia for $51.9 million and recognized a gain of approximately $17.5 million. The building was approximately 17% leased at the time of sale.

Development

During the first quarter, CarrAmerica commenced construction of a 79,000 square foot office building in Salt Lake City. Total project costs are expected to be $11.8 million and the project is expected to produce a year one stabilized GAAP return of 9.3%.

Also during the first quarter, CarrAmerica commenced construction on a 40,000 square foot office building in San Diego, California. Total project costs are expected to be $14.5 million and a year one GAAP return of 9.3%.

CarrAmerica Announces First Quarter Dividend

The Board of Directors of CarrAmerica today declared a first quarter dividend for its common stock of $0.50 per share. The dividend will be payable to shareholders of record as of the close of business May 19, 2006. CarrAmerica’s common stock will begin trading ex-dividend on May 17, 2006 and the dividend will be paid on May 31, 2006. The company also declared a dividend on its Series E preferred stock. The Series E Cumulative Redeemable preferred stock dividend is $.46875 per share. The Series E preferred stock dividends are payable to shareholders of record as of the close of business on May 19, 2006. The preferred stock will begin trading ex-dividend on May 17, 2006 and the dividends will be paid on May 31, 2006. Under the terms of the merger agreement, pending the merger, CarrAmerica may not declare or pay any additional common stock dividends in the future without the prior written approval of Nantucket Parent LLC, an affiliate of The Blackstone Group.

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CarrAmerica Release of May 1, 2006

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Solely for purposes of satisfying U.S. federal income tax withholding obligations under section 1.1445-8 of the federal income tax regulations with respect to payments to certain affected non-U.S. stockholders, the Company will characterize a portion of each of the first quarter dividends described above paid to certain affected non-U.S. stockholders as a capital gain dividend to reflect the taxable composition of its aggregate dividend payment to stockholders in 2005.

Accordingly, the Company will characterize as a capital gain dividend $0.357016 per share of the dividend for its common stock and $0.334702 per share of the dividend for its Series E preferred stock. This characterization is relevant only for purposes of withholding on payments to certain affected foreign stockholders and has no effects on U.S. stockholders.

A copy of supplemental material on the company’s first quarter operations is available on the company’s web site, www.carramerica.com, or by request from:

Stephen Walsh

CarrAmerica Realty Corporation

1850 K Street, NW, Suite 500

Washington, D.C. 20006

(Telephone) 202-729-1764

E-mail: stephen.walsh@carramerica.com

CarrAmerica is not providing earnings guidance for the second quarter nor is it hosting a conference call to discuss its first quarter results due to its proposed merger with and into an affiliate of The Blackstone Group.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving CarrAmerica and affiliates of The Blackstone Group. In connection with the transaction, CarrAmerica will file a definitive proxy statement with the SEC. Stockholders are urged to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement will be mailed to CarrAmerica stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the definitive proxy statement and other pertinent documents also may be obtained for free at CarrAmerica’s Web site, www.carramerica.com, or by contacting Stephen Walsh, Senior Vice President, CarrAmerica, telephone (202) 729-1764.

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CarrAmerica Release of May 1, 2006

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CarrAmerica and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding CarrAmerica’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transactions, when it becomes available.

About CarrAmerica

CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The company has become one of America’s leading office workplace companies by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 287 operating office properties, totaling approximately 26.4 million square feet. CarrAmerica’s markets include Austin, Chicago, Dallas, Denver, Los Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

Estimates of Diluted FFO and earnings per share and certain other statements in this release, including management’s expectations about, among other things, operating performance and financial conditions, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: the satisfaction of the conditions to consummate the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required stockholder approval; the actual terms of certain financings that will be obtained for the proposed mergers; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of the legal proceedings that have been instituted against CarrAmerica following the announcement of the proposed mergers; the failure of the proposed mergers to close for any other reason; the amount of the costs, fees, expenses and charges related to the proposed mergers; the substantial indebtedness following consummation of the proposed mergers; national and local economic, business and real estate conditions that will, among other things, affect demand for office space, the extent, strength and duration of any economic recovery, including the effect on demand for office space and the creation of new office development, availability and creditworthiness of tenants, the level of lease rents, and the availability of financing for both tenants and us; adverse changes in real estate markets, including, among other things, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for office space in our core markets and barriers to

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CarrAmerica Release of May 1, 2006

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entry into markets which we may seek to enter in the future, the extent of the decreases in rental rates, our ability to identify and consummate attractive acquisitions on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and changes in operating costs, including real estate taxes, utilities, insurance and security costs; actions, strategies and performance of affiliates that we may not control or companies in which we have made investments; ability to obtain insurance at a reasonable cost; ability to maintain our status as a REIT for federal and state income tax purposes; ability to raise capital; effect of any terrorist activity or other heightened geopolitical crisis; governmental actions and initiatives; and environmental/safety requirements. For a further discussion of these and other factors that could impact the company’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the Securities and Exchange Commission, and in particular the section titled, “The Company - Risk Factors” in the company’s Annual Report or Form 10-K for the fiscal year ended December 31, 2005.

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CARRAMERICA REALTY CORPORATION

Consolidated Balance Sheets

(In thousands)	March 31, 2006	December 31, 2005
Assets
Rental property:
Land	$779,377	$761,901
Buildings	2,079,634	2,041,465
Tenant improvements	489,414	469,633
Furniture, fixtures and equipment	51,861	49,007

	3,400,286	3,322,006
Less: Accumulated depreciation	(787,217)	(755,647)

Net rental property	2,613,069	2,566,359

Land held for future development or sale	56,183	40,141
Construction in progress	19,188	3,681
Assets held for sale	—	33,840
Cash and cash equivalents	—	15,811
Restricted deposits	2,717	4,472
Accounts and notes receivable, net	59,862	61,358
Investments in unconsolidated entities	128,869	130,384
Accrued straight-line rents	95,223	88,162
Tenant leasing costs, net	64,164	60,922
Intangible assets, net	129,562	124,554
Prepaid expenses and other assets	19,993	22,488

	$3,188,830	$3,152,172

Liabilities and Stockholders’ Equity
Liabilities:
Mortgages and notes payable, net	$1,929,895	$1,875,706
Accounts payable and accrued expenses	97,751	110,953
Rent received in advance and security deposits	38,967	32,534

	2,066,613	2,019,193

Minority interest	58,692	58,470

Stockholders’ equity:
Preferred stock	201,250	201,250
Common stock	590	587
Additional paid-in capital	1,157,741	1,153,045
Cumulative dividends in excess of net income	(296,431)	(280,708)
Accumulated other comprehensive income	375	335

	1,063,525	1,074,509

Commitments and contingencies
	$3,188,830	$3,152,172

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CARRAMERICA REALTY CORPORATION

Consolidated Statements of Operations

	Three Months Ended March 31,
(In thousands, except per share amounts)	2006	2005
	(Unaudited)
Revenues:
Rental income (1):
Minimum base rent	$98,248	$96,922
Recoveries from tenants	15,910	14,739
Parking and other tenant charges	3,122	3,580

Total rental revenue	117,280	115,241
Real estate service revenue	5,864	5,573

Total operating revenues	123,144	120,814

Operating expenses:
Property expenses:
Operating expenses	31,585	29,189
Real estate taxes	10,639	10,685
General and administrative	12,690	10,749
Depreciation and amortization	37,101	32,517

Total operating expenses	92,015	83,140

Real estate operating income	31,129	37,674

Other (expense) income:
Interest expense	(30,669)	(29,199)
Equity in earnings of unconsolidated entities	1,132	1,070
Interest and other income	1,877	1,450

Net other expense	(27,660)	(26,679)

Income from continuing operations before income taxes, minority interest, impairment losses on real estates and gain on sale of properties	3,469	10,995

Income taxes	(546)	(172)
Minority interest	(3,019)	(1,791)
Gain on sale of properties	17,584	88,094

Income from continuing operations	17,488	97,126

Discontinued operations - Net operations of sold properties	—	(2,084)

Net income	17,488	95,042

Less: Dividends on preferred and restricted stock	(4,069)	(4,031)

Net income available to common shareholders	$13,419	$91,011

Basic net income per share:
Continuing operations	$0.23	$1.71
Discontinued operations	—	(0.04)

Net income	$0.23	$1.67

Diluted net income per share:
Continuing operations	$0.23	$1.58
Discontinued operations	—	(0.04)

Net income	$0.23	$1.54

NOTE: (1) Rental income includes $7,104 and $2,487 of accrued straight line rents for the three months ended Mar. 31, 2006 and 2005, respectively.

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CARRAMERICA REALTY CORPORATION

Consolidated Statements of Cash Flow

	Three Months Ended March 31,
(In thousands)	2006	2005
Cash flow from operating activities:
Net income	$17,488	$95,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,101	34,961
Minority interest	3,019	1,791
Equity in earnings of unconsolidated entities	(1,132)	(1,070)
Operating distributions from unconsolidated entities	2,322	825
Gain on sale of properties	(17,584)	(88,094)
Impairment losses on real estate	—	4,000
Lease intangibles amortization	3,168	2,009
Amortization of deferred financing costs	1,070	1,003
Provision for (recovery of) uncollectible accounts	195	(69)
Stock based compensation	1,804	1,305
Other	(542)	622
Change in assets and liabilities:
Decrease in accounts receivable	3,884	5,214
Increase in accrued straight-line rents	(6,943)	(3,015)
Additions to tenant leasing costs	(4,901)	(4,271)
Increase in intangible assets	(6,788)	—
Increase in prepaid expenses and other assets	(276)	(2,666)
Decrease in accounts payable and accrued expenses	(16,540)	(24,781)
Increase (decrease) in rent received in advance and security deposits	6,004	(5,878)

Total adjustments	3,861	(78,114)

Net cash provided by operating activities	21,349	16,928

Cash flows from investing activities:
Rental property additions	(3,963)	(1,859)
Additions to tenant improvements	(15,445)	(6,063)
Additions to construction in progress	(1,440)	(134)
Rental property and land acquisitions	(77,200)	—
Issuance of notes receivable	(2,860)	(6,540)
Payments on notes receivable	395	419
Distributions from unconsolidated entities	15,475	945
Investments in unconsolidated entities	(14,947)	(3,119)
Acquisition of minority interest	(157)	(3,831)
Decrease (increase) in restricted deposits	1,896	(655)
Proceeds from sale of residential property	—	930
Proceeds from sales of properties	51,336	191,940

Net cash (used in) provided by investing activities	(46,910)	172,033

Cash flows from financing activities:
Exercises of stock options	3,067	2,129
Repayment of unsecured notes	—	(100,000)
Net borrowings on unsecured credit facility	44,000	93,000
Net repayments of mortgages and notes payable	(1,478)	(1,497)
Dividends and distributions to minority interests	(35,839)	(34,092)

Net cash provided by (used in) financing activities	9,750	(40,460)

(Decrease) increase in cash and cash equivalents	(15,811)	148,501
Cash and cash equivalents, beginning of the period	15,811	4,735

Cash and cash equivalents, end of the period	$—	$153,236

Supplemental disclosure of cash flow information:
Cash paid for interest (net of capitalized interest of $651 for the three months ended March 31, 2006)	$35,680	$40,376

Income tax payments	$4,824	$184

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CARRAMERICA REALTY CORPORATION

Funds From Operations

Funds from operations (“FFO”) and funds available for distribution (“FAD”) are used as measures of operating performance for real estate companies. We provide FFO and FAD as a supplement to net income calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Although FFO and FAD are widely used measures of operating performance for equity REITs, they do not represent net income calculated in accordance with GAAP. As such, they should not be considered an alternative to net income as an indication of our operating performance. In addition, FFO or FAD does not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (computed in accordance GAAP), excluding gains (losses) on sales of property, plus depreciation and amortization of assets uniquely significant to the real estate industry and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

We believe that FFO and FAD are helpful to investors as a measure of our performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains and losses on sales of real estate and real estate related depreciation and amortization, which can make periodic analyses of operating performance more difficult to compare. FAD deducts various capital items and non-cash revenue from diluted FFO available to common shareholders. Our management believes, however, that FFO and FAD, by excluding such items, which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates, can help compare the operating performance of a company’s real estate between periods or as compared to different companies. Our FFO or FAD may not be comparable to FFO or FAD reported by other REITs. These REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than us. They may include or exclude items which we include or exclude from FAD.

(Unaudited and in thousands)	Three Months Ended March 31,
	2006	2005
Net income	$17,488	$95,042
Adjustments: Minority interest	3,019	1,791
FFO allocable to the minority Unitholders	(3,194)	(3,357)
Depreciation and amortization - Consolidated properties	35,334	30,708
Depreciation and amortization - Unconsolidated properties	4,415	3,576
Depreciation and amortization - Discontinued operations	—	2,444
Amortization - Allowances for tenant owned improvements	811	—
Minority interests’ (non Unitholders) share of depreciation, amortization and net income	(285)	(285)
(Gain) loss on sale of properties	(17,584)	(88,094)

FFO as defined by NAREIT	40,004	41,825
Less: Preferred dividends and dividends on unvested restricted stock	(4,069)	(3,780)

FFO attributable to common shareholders	35,935	38,045
FFO allocable to the minority Unitholders	—	3,357

Diluted FFO available to common shareholders(1)	$35,935	$41,402

Less: Lease commissions	(4,908)	(4,271)
Tenant improvements, lease incentives and allowances for tenant owned improvements	(25,193)	(6,063)
Building capital additions	(3,954)	(1,848)
Lease intangible amortization(3)	2,081	2,009
Impairment losses	—	4,000
Straight line rent	(7,104)	(2,487)
FFO allocable to the minority Unitholders	3,194	—

Funds available for distribution to common shareholders(2)	$51	$32,742

1	Diluted funds from operations is computed as FFO attributable to common shareholders adjusted to reflect all operating partnership units as if they were converted to common shares for any period in which they are not antidilutive.
2	Adjustments to arrive at FAD do not include amounts associated with properties in unconsolidated entities.
3	Amortization associated with above/below market leases and lease incentives.

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CARRAMERICA REALTY CORPORATION

Funds From Operations (con’t)

(Unaudited and in thousands, except per share amounts)	Three Months Ended March 31,
	2006	2005
Diluted net income per common share	$0.23	$1.54

Add: Depreciation and amortization	0.68	0.58
Gain on sale of properties	(0.30)	(1.46)
Minority interest adjustment	—	0.03
Adjustment for share difference	—	—

Diluted funds from operations available to common shareholders	$0.61	$0.69

Weighted average common shares outstanding:
Diluted net income	58,958	60,239
Diluted funds from operations	58,958	60,239

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